EXHIBIT 23.1
                                                                    ------------




                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements Form S-8 (Registration Nos. 333-45618 and 333-65878) pertaining to the 1995 Share Option and Incentive Plan, 1998 Share Option and Incentive Plan, 2000 Employees Share Purchase Plan, Amended and Restated 1998 Share Option and Incentive Plan and the Precise Software Solutions Ltd. Stock Option Plan (F/K/A Savant Corporation Stock Option Plan) and Form S-3 (Registration Nos. 333-81620 and 333-65876) of Precise Software Solutions Ltd. and in the related prospectus of our report dated January 18, 2002, with respect to the consolidated financial statements of Precise Software Solutions Ltd. included in this Annual Report (Form 10-K) for the year ended December 31, 2001.


                                                      Yours Truly,

                                              /s/  KOST, FORER and GABBAY

March 29, 2002                                   KOST, FORER and GABBAY
Tel-Aviv, Israel                         A Member of Ernst & Young International